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Exhibit 4.10

AMENDMENT NO. 1 TO AMENDED AND RESTATED
LOAN AGREEMENT

        This Amendment No. 1 to Amended and Restated Loan Agreement (this "Amendment") dated as of January 24, 2003 is entered into among Palace Station Hotel & Casino, Inc., a Nevada corporation ("Palace"), Boulder Station, Inc., a Nevada corporation ("Boulder"), Texas Station, LLC, a Nevada limited liability company ("Texas"), Santa Fe Station, Inc., a Nevada corporation ("Santa Fe"), Sunset Station, Inc., a Nevada Corporation ("Sunset"), Lake Mead Station Holdings, LLC, a Nevada limited liability company ("Lake Mead Holdings"), Lake Mead Station, Inc., a Nevada corporation ("Lake Mead"), Fiesta Station Holdings, LLC, a Nevada limited liability company ("Fiesta Holdings"), Fiesta Station, Inc., a Nevada corporation ("Fiesta" and, collectively with Palace, Boulder, Texas, Santa Fe, Sunset, Lake Mead Holdings, Lake Mead and Fiesta Holdings, the "Borrowers"), Station Casinos, Inc. ("Parent"), and Bank of America, N.A., as Administrative Agent, with reference to the Amended and Restated Loan Agreement dated as of September 18, 2002 among Borrowers, Parent, the Lenders party thereto, and the Administrative Agent (as amended, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

Agreement

        Borrowers, Parent and the Administrative Agent, acting with the consent of the Requisite Lenders pursuant to Section 12.2 of the Loan Agreement, agree as follows:

        1.    Additional Defined Terms.    The Loan Agreement is hereby amended to add the following defined terms to Section 1.1 thereof:

          "Auburn Completion Guaranty" means the proposed Completion Guaranty to be executed by Parent in favor of Bank of America, as administrative agent for the lenders under the Auburn Credit Facilities, substantially in the form of the draft heretofore distributed to the Lenders, and any substitute completion guarantees which do not materially increase the obligations of Parent thereunder.

          "Auburn Credit Facilities" means the proposed up to $215,000,000 senior secured credit facilities to be extended by Bank of America, Wells Fargo, and a syndicate of lenders to the United Auburn Indian Community for the design, development and construction of their proposed gaming facilities near Sacramento, California.

          "Auburn Make-Well" means the proposed Make-Well Agreement to be executed by Parent in favor of Bank of America, as administrative agent for the lenders under the Auburn Credit Facilities, substantially in the form of the draft heretofore distributed to the Lenders, and any substitute make-well, keep well or similar agreement which does not materially increase the obligations of Parent thereunder.

        2.    Revised Definition.    Section 1.1 of the Loan Agreement is further amended so that the definition of "Support Agreement" reads as follows (with the added text underscored and in bold for the convenience of the reader):

          "Support Agreement" means (a) the guaranty by Parent, Borrowers or a Restricted Subsidiary of the completion of the development, construction and opening of a new gaming facility by an Affiliate or Subsidiary of Parent (or of any gaming facility owned by others which is to be managed exclusively by Parent or a Subsidiary of Parent), (b) the agreement by Parent, Borrowers or a Restricted Subsidiary to advance funds, property or services on behalf of an Affiliate or Subsidiary of Parent in order to maintain the financial condition of such Affiliate in connection with the development, construction and operations of a new gaming facility by such Affiliate (or of any

  Person owning a gaming facility which is to be managed exclusively by Parent or a Subsidiary of Parent), (c) performance bonds incurred in the ordinary course of business; provided that, in the case of agreements of the types described clauses (a) and (b) above, such guaranty or agreement is entered into in connection with obtaining financing for such gaming facility or is required by a Governmental Agency. For the avoidance of doubt, the Green Valley Make-Well Agreement is a Support Agreement as are the Auburn Completion Guaranty and the Auburn Make Well Agreement.

        3.    Permitted Investments in the Auburn Project.    Section 7.13(k) of the Loan Agreement is hereby amended to read in full as follows:

          "(k) Investments in the Auburn Project which are (i) made prior to January 24, 2003 in an aggregate principal amount not to exceed $37,000,000 (such amounts being the "Existing Station Sub Debt"), or (ii) required by the terms of the Auburn Completion Guaranty or the Auburn Make-Well, or (iii) in an aggregate outstanding principal amount not to exceed $10,000,000, provided that any Investments made pursuant to this clause (iii), when taken together with the those made pursuant to clauses (i) and (ii), shall not exceed $77,500,000. Any Investments made pursuant to this clause (k) shall be made either in the form of subordinated debt or, to the extent permitted by Law and the terms of the Auburn Credit Facilities, in the form of the purchase of participations in term loans made pursuant to the Auburn Credit Facilities."

        4.    Reserve Against Available Credit Facilities.    The Parent and the Borrowers hereby agree that the Administrative Agent shall establish, and shall thereafter maintain until the Auburn Completion Guaranty is released in accordance with its terms, a reserve against the Loans, Letters of Credit and other credit accommodations available to the Borrowers hereunder in an amount which is equal to the difference between (a) $215,000,000, and (b) the sum of the aggregate principal amount of the Auburn Credit Facilities plus the aggregate outstanding principal amount of the Existing Station Sub Debt (but not in excess of $77,500,000).

        5.    Conditions Precedent to Amendment.    The effectiveness of this Amendment is conditioned upon receipt by the Administrative Agent of the following:

          (a)  Counterparts of this Amendment executed by all parties hereto;

          (b)  Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof, substantially in the form of Exhibit A hereto; and

          (c)  Written consent of the Requisite Lenders as required under Section 12.2 of the Loan Agreement, substantially in the form of Exhibit C hereto.

        6.    Representations and Warranties.    Borrowers hereby represent and warrant that no Default or Event of Default has occurred and remains continuing and that no Material Adverse Effect has occurred since September 18, 2002.

        7.    Consent of Parent.    The execution of this Amendment by Parent shall constitute its consent, in its capacity as guarantor under the Parent Guaranty, to this Amendment.

        8.    Confirmation.    In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

        9.    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of California.

        10.    Counterparts.    This Amendment may be executed in any number of counterparts each of which, when taken together, will be deemed to be a single instrument.

        IN WITNESS WHEREOF, Borrowers and the Administrative Agent have executed this Amendment as of the date first above written by their duly authorized representatives.

BOULDER STATION, INC. FIESTA STATION, INC. SANTA FE STATION, INC.
By:	Glenn C. Christenson, Senior Vice President, Treasurer, and Assistant Secretary
LAKE MEAD STATION HOLDINGS, LLC PALACE STATION HOTEL & CASINO, INC. SUNSET STATION, INC.
By:	Glenn C. Christenson, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
FIESTA STATION HOLDINGS, LLC LAKE MEAD STATION HOLDINGS, LLC
By:	Glenn C. Christenson, Manager
TEXAS STATION, LLC
By:	STATION CASINOS, INC., its member
	By:	Glenn C. Christenson, Executive Vice President, Chief Financial Officer, Chief Administrative Officer, Treasurer and Assistant Secretary
STATION CASINOS, INC.
By:	Glenn C. Christenson, Executive Vice President, Chief Financial Officer, Chief Administrative Officer, Treasurer and Assistant Secretary
BANK OF AMERICA, N.A., as Administrative Agent
By:	Janice Hammond, Vice President

Exhibit A

CONSENT OF SIBLING GUARANTORS

        Reference is hereby made to that certain Amended and Restated Loan Agreement dated as of September 18, 2002 among Palace Station Hotel & Casino, Inc., a Nevada corporation ("Palace"), Boulder Station, Inc., a Nevada corporation ("Boulder"), Texas Station, LLC, a Nevada limited liability company ("Texas"), Santa Fe Station, Inc., a Nevada corporation ("Santa Fe"), Sunset Station, Inc., a Nevada Corporation ("Sunset"), Lake Mead Station Holdings, LLC, a Nevada limited liability company ("Lake Mead Holdings"), Lake Mead Station, Inc., a Nevada corporation ("Lake Mead"), Fiesta Station Holdings, LLC, a Nevada limited liability company ("Fiesta Holdings"), Fiesta Station, Inc., a Nevada corporation ("Fiesta" and, collectively with Palace, Boulder, Texas, Santa Fe, Sunset, Lake Mead Holdings, Lake Mead and Fiesta Holdings, the "Borrowers"), Station Casinos, Inc. ("Parent"), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, (as amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

        Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers of Amendment No. 1 to Amended and Restated Loan Agreement.

        Each of the undersigned represents and warrants to the Administrative Agent and the Lenders that the Sibling Guaranty remains in full force and effect in accordance with its terms.

Dated: January , 2003
TROPICANA STATION, INC. GV RANCH STATION, INC.
By:	Glenn C. Christenson, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
GREEN VALLEY STATION, INC.
By:	Glenn C. Christenson, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
DURANGO STATION, INC. STATION HOLDINGS, INC. CHARLESTON STATION, INC.
By:	Glenn C. Christenson, President, Treasurer and Assistant Secretary

PALMS STATION, LLC SUNSET STATION LEASING COMPANY, LLC
By:	STATION CASINOS, INC., its member
	By:	Glenn C. Christenson, Executive Vice President, Chief Financial Officer, Chief Administrative Officer, Treasurer and Assistant Secretary
RED ROCK STATION HOLDINGS, LLC
By:	Glenn C. Christenson, Manager
VISTA HOLDINGS, LLC
By:	Richard Haskins, Manager

Exhibit B

Reserved

Exhibit C

CONSENT OF LENDER

        Reference is hereby made to that certain Amended and Restated Loan Agreement dated as of September 18, 2002 among Palace Station Hotel & Casino, Inc., a Nevada corporation ("Palace"), Boulder Station, Inc., a Nevada corporation ("Boulder"), Texas Station, LLC, a Nevada limited liability company ("Texas"), Santa Fe Station, Inc., a Nevada corporation ("Santa Fe"), Sunset Station, Inc., a Nevada Corporation ("Sunset"), Lake Mead Station Holdings, LLC, a Nevada limited liability company ("Lake Mead Holdings"), Lake Mead Station, Inc., a Nevada corporation ("Lake Mead"), Fiesta Station Holdings, LLC, a Nevada limited liability company ("Fiesta Holdings"), Fiesta Station, Inc., a Nevada corporation ("Fiesta" and, collectively with Palace, Boulder, Texas, Santa Fe, Sunset, Lake Mead Holdings, Lake Mead and Fiesta Holdings, the "Borrowers"), Station Casinos, Inc. ("Parent"), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, (as amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

        The undersigned Lender hereby consents to the execution and delivery of Amendment No. 1 to Amended and Restated Loan Agreement, by the Administrative Agent on its behalf, substantially in the form of the most recent draft presented to the undersigned Lender.

Dated: January , 2003
[Name of Lender]
By:
Name:
Title:.

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  Exhibit 4.10
AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AGREEMENT
Exhibit A CONSENT OF SIBLING GUARANTORS
Exhibit B
Exhibit C CONSENT OF LENDER